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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Metallurg Holdings, Inc., on Form S-4 of our report dated April 1, 1998, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Summary Financial Data", "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York
July 28, 1998